UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2010

Tree.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

(c)  As previously disclosed in the Quarterly Report on Form 10-Q for the period ended March 31, 2010 of Tree.com, Inc. (the “Company”), Christopher R. Hayek was appointed Senior Vice President and Chief Accounting Officer and became an executive officer and the principal financial officer and principal accounting officer of the Company, effective May 28, 2010.  The information set forth in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 is hereby incorporated by reference.

On June 28, 2010, in connection with Mr. Hayek’s appointment as Senior Vice President and Chief Accounting Officer, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved an increase to the base salary of Mr. Hayek from $160,000 to $180,000, effective May 28, 2010.  In addition, the Committee approved a bonus target of thirty percent (30%) of base salary for Mr. Hayek.  Mr. Hayek also received an award of seven thousand five hundred (7,500) restricted stock units on June 28, 2010 pursuant to the Second Amended and Restated Tree.com, Inc. 2008 Stock and Annual Incentive Plan. These restricted stock units have an annual vesting schedule with one-third vesting on each anniversary of the date of the grant.  This award was made in accordance with the terms set forth in the Form of Notice of Restricted Stock Unit Award filed as Exhibit 10.12 to the Company’s Form 10-Q for the period ended March 31, 2010.  In addition, the Compensation Committee approved the continued payment of Mr. Hayek’s base salary, in the event Mr. Hayek’s employment is terminated for reasons other than cause or substandard performance, for a period of six (6) months.  The above changes to Mr. Hayek’s compensation were documented in a Letter Agreement between the Company and Mr. Hayek, dated June 28, 2010.

(e)  On June 28, 2010, the Compensation Committee approved an increase to the base salary of David Norris, President of LendingTree Loans, from $350,000 to $400,000 and his bonus target will increase from 55% to 75%.  In addition, the Compensation Committee awarded Mr. Norris ten thousand (10,000) restricted stock units on June 28, 2010 pursuant to the Second Amended and Restated Tree.com, Inc. 2008 Stock and Annual Incentive Plan. These restricted stock units have an annual vesting schedule with one-third vesting on each anniversary of the date of the grant.  This award was made in accordance with the terms set forth in the Form of Notice of Restricted Stock Unit Award filed as Exhibit 10.12 to the Company’s Form 10-Q for the period ended March 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2010

TREE.COM, INC.

	By:	/s/ Megan Fine
Megan Fine
Assistant General Counsel and
Corporate Secretary